UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2024

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

24275 Katy Freeway, Suite 600, Katy, Texas	77494
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 258-2170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

Preliminary Financial Results for the Three Months Ended June 30, 2024

U.S. Silica Holdings, Inc. (“U.S. Silica” or the “Company”) is filing this Current Report on Form 8-K to present certain preliminary information regarding the financial condition and results of operations of U.S. Silica for the period ended June 30, 2024, as described below. All references in this Current Report on Form 8-K to the “Merger” refer to the transactions contemplated by the previously disclosed Agreement and Plan of Merger, dated as of April 26, 2024 (the “Merger Agreement”), by and among Star Holding LLC, a Delaware limited liability company (“Parent”), Star Merger Co., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”) and U.S. Silica, pursuant to which, among other things, Merger Sub will be merged with and into U.S. Silica, with U.S. Silica surviving as a wholly owned subsidiary of Parent.

Set forth below are U.S. Silica’s preliminary estimates of unaudited selected financial results for the three months ended June 30, 2024. U.S. Silica’s unaudited consolidated financial statements for the three months ended June 30, 2024 are not yet available. Ranges have been provided, rather than specific amounts, for the preliminary estimates of the financial information described below because U.S. Silica’s financial closing procedures for the three months ended June 30, 2024 are not yet complete. Such preliminary estimated ranges reflect U.S. Silica’s management’s current views, and U.S. Silica’s unaudited financial results for the three months ended June 30, 2024 may differ from the preliminary estimates presented as a result of financial and accounting closing and review procedures, including final adjustments, management’s review of results, and the impact of developments that may arise between now and the time the financial results are finalized. The preliminary estimates of unaudited results for the three months ended June 30, 2024 are subject to the completion of U.S. Silica’s financial and accounting review procedures and should not be viewed as a substitute for consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for any period, including the period presented. These preliminary estimates have been prepared by, and are the responsibility of, U.S. Silica’s management. Grant Thornton LLP, U.S. Silica’s independent registered public accounting firm, has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary estimates. Accordingly, Grant Thornton LLP does not express an opinion or any other form of assurance with respect thereto.

Preliminary estimates are forward-looking statements and are not guarantees of future performance or outcomes. See “Forward-Looking Statements” below for additional information regarding factors that could result in differences between the preliminary estimated ranges of financial results presented below and the actual financial results for the three months ended June 30, 2024. These estimates are not necessarily indicative of the results to be achieved for any future period. Accordingly, you should not place undue reliance on these preliminary estimates. U.S. Silica undertakes no obligation to update or revise these amounts as a result of new information or otherwise. Numbers may not foot due to rounding.

(in millions, unaudited)	Three Months Ended June 30, 2024
Sales	$317.0 – $318.0
Net income(1)	$18.7 – $19.7
Net income attributable to U.S. Silica(1)	$18.8 – $19.8
Adjusted EBITDA(2)	$84.8 – $85.8

(1)

Assuming the Merger closes, U.S. Silica expects to recognize approximately $21.0 million of additional acquisition-related expenses, which have not been accrued to date, associated with contractual agreements that are contingent upon the closing of the Merger.

(2)

EBITDA, a non-GAAP measure used to assess operating performance is defined as net income (loss) plus interest and financing costs, net, income taxes, depreciation, depletion and amortization. Adjusted EBITDA, a non-GAAP measure used to assess operating performance, is defined as EBITDA adjusted to exclude certain items and other adjustments.

The following table presents a reconciliation to net income attributable to U.S. Silica, the most comparable GAAP financial measure, to Adjusted EBITDA, for the three months ended June 30, 2024.

(in millions, unaudited)	Three Months Ended June 30, 2024
Net income attributable to U.S. Silica	$18.8 – 19.8
Total interest expense, net of interest income	19.0
Provision for taxes	7.5
Total depreciation, depletion and amortization expenses	29.5

EBITDA	$74.8 –75.8
Non-cash incentive compensation	3.9
Post-employment expenses (excluding service costs)	(0.7)
Merger and acquisition related expenses	7.1
Plant capacity expansion expenses	0.03
Business optimization projects	0.3
Facility closure costs	(1.1)
Other adjustments allowable under the Credit Agreement	0.4

Adjusted EBITDA	$84.8– $85.8

In accordance with General Instructions B.2. of Form 8-K, the information furnished under this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the proposed transaction involving U.S. Silica Holdings, Inc. (the “Company”) and funds managed by affiliates of Apollo Global Management, Inc. (the “Merger”). A special meeting of the Company’s stockholders will be held on July 16, 2024, at 9:00 a.m. Central Time (the “Special Meeting”), at which meeting the Company’s stockholders will be asked to consider and vote on, among other things, a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 26, 2024, by and among the Company, Star Holding LLC and Star Merger Co. (the “Merger Agreement”). On June 11, 2024, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A for the Special Meeting (the “Definitive Proxy Statement”), and the Company has filed other relevant documents with the SEC in connection with the proposed Merger. The Definitive Proxy Statement was first mailed to the Company’s stockholders on or around June 11, 2024, and contains important information about the proposed Merger and related matters. This Current Report on Form 8-K is not a substitute for the Definitive Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed Merger. BEFORE MAKING ANY VOTING DECISION, WE URGE STOCKHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. A copy of the Definitive Proxy Statement may be obtained free of charge from the Investor Relations Department at the Company, at 24275 Katy Freeway, Suite 600 Katy, TX 77494. Investors may also obtain, free of charge, copies of the Definitive Proxy Statement and any other documents filed by the Company with the SEC in connection with the proposed Merger at the SEC’s website at http://www.sec.gov, and at the Company’s website at ussilica.gcs-web.com.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements generally can be identified by phrases such as “anticipate,” “believe,” “expect,” “estimate,” “plan”, “outlook” and “project” or other words or phrases of similar import, and include the Company’s preliminary financial results for the three months ended June 30, 2024. These statements are based on current expectations, estimates and projections about the industry, markets in which the Company operates, management’s beliefs, assumptions made by management and the transactions described in this Current Report on Form 8-K. While the Company’s management believes the assumptions underlying the forward-looking statements and information contained herein are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed Merger that may be instituted against the parties to the Merger Agreement or others; (3) the inability to consummate the proposed Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain the requisite stockholder approval or the failure to satisfy other conditions to the completion of the proposed Merger; (4) risks that the proposed Merger disrupts current plans and operations of the Company or diverts management’s attention from its ongoing business; (5) the ability to recognize the anticipated benefits of the proposed Merger; (6) the amount of the costs, fees, expenses and charges related to the proposed Merger; (7) the risk that the Merger Agreement may be terminated under circumstances requiring the Company to pay a termination fee; (8) the effect of the announcement of the proposed Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (9) the effect of the announcement of the proposed Merger on the Company’s operating results and business generally; (10) the risk that the Company’s stock price may decline significantly if the proposed Merger is not consummated; and (11) the other risks and important factors contained and identified in the Company’s filings with the SEC, such as the Definitive Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as the Company’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed from time to time, any of which could cause actual results, performance or achievements to differ materially from the forward-looking statements in this Current Report on Form 8-K.

There can be no assurance that the proposed Merger will in fact be consummated. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation or duty to update or revise any of these forward-looking statements after the date of this Current Report on Form 8-K, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and team members may be deemed to be participants in the solicitation of proxies in connection with the approval of the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the Merger is available in the Company’s filings with the SEC, including in the Definitive Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management.” To the extent the holdings of the Company’s securities have changed since the filing of the Definitive Proxy Statement, such changes have been or will be reflected in subsequent statements of changes in beneficial ownership on file with the SEC. The Definitive Proxy Statement and other relevant materials filed with the SEC may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at ussilica.gcs-web.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2024

U.S. SILICA HOLDINGS, INC.

/s/ Stacy Russell
Stacy Russell
Executive Vice President, General Counsel & Corporate Secretary